EXHIBIT 5.1

Chadwick L. Mills
+1 650 843 5654
cmills@cooley.com

November 2, 2018

Geron Corporation
149 Commonwealth Drive
Menlo Park, CA 94025

Ladies and Gentlemen:

We have acted as counsel to Geron Corporation, a Delaware corporation (the “Company”) in connection with the filing of a Registration Statement on Form S-8 (the “Registration Statement”) with the U.S. Securities and Exchange Commission covering the offering of up to 1,000,000 shares of the Company’s Common Stock, par value $0.001 per share (the “Shares”), pursuant to the Company’s Directors’ Market Value Stock Purchase Plan (the “Purchase Plan”).

In connection with this opinion, we have examined and relied upon (a) the Registration Statement and related prospectus, (b) the Purchase Plan, (c) the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as currently in effect and (d) the originals or copies certified to our satisfaction of such other records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not sought independently to verify such matters.

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Purchase Plan, the Registration Statement and related prospectus, will be validly issued, fully paid, and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement.

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Cooley LLP 101 California Street 5th Floor San Francisco, CA 94111-5800
t: (415) 693-2000 f: (415) 693-2222 cooley.com

November 2, 2018
Page Two

Very truly yours,

Cooley LLP

By:	/s/ Chadwick L. Mills
Chadwick L. Mills

Cooley LLP 101 California Street 5th Floor San Francisco, CA 94111-5800
t: (415) 693-2000 f: (415) 693-2222 cooley.com